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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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      Date of Report (Date of earliest event reported) : April 26, 2004

                                VOYAGER ONE, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
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(Commission File Number)                       (IRS Employer Identification No.)

859 West End Court, Suite I,     Vernon Hills, IL 60061
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (847) 984-6200

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ITEM 5.       OTHER EVENTS
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On April 26, 2004, Voyager One, Inc., a Nevada corporation (the "Company") filed an amendment to its articles of incorporation increasing its authorized capital to 200 million shares of common stock and 5 million shares of preferred stock, each with a par value of $0.001 per share.

On April 28, 2004, the Company also effected a 1-for-1.6 forward split ("Stock Split") of its shares of common stock and Series A preferred stock, and a cancellation of 400,000 shares of common stock (post Stock Split) held by its CEO,John Lichter. Prior to the Stock Split there were 9,375,000 shares of common stock and 625,000 shares of Series A preferred stock issued and outstanding. Following the Stock Split and cancellation of the 400,000 shares, there were 14,600,000 shares of common stock and 1,000,000 shares of Series A preferred stock issued and outstanding.

On April 28, 2004, the Company also issued a warrant, post Stock Split, to purchase 666,666 shares of the Corporation's common stock to a financial consulting firm for services pursuant to the Company's agreement with the firm.

On April 28, 2004, the Company also issued stock options to purchase 400,000 shares of its common stock to four (4) key employees, for acceptance of their respective positions with the Company.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS.

          3.  Articles of Incorporation and Bylaws

              3.1 Amendment to the Articles of Incorporation.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2004                                VOYAGER ONE, INC.

                                             By: /s/ John Lichter
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                                                 Chief Executive Officer

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